Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 14, 2019, relating to the consolidated financial statements of US Foods Holding Corp. and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the fiscal year ended December 29, 2018.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

May 1, 2019